Exhibit 11

LONE STAR INDUSTRIES, INC. AND CONSOLIDATED SUBSIDIARIES
Computation of Earnings Per Common Share (Unaudited)
(In Thousands Except Per Share Amounts)


                                            Successor Company

                           For the       For the      For the     For the  |
                         Three Months  Three Months Nine Months  Six Months|
                            Ended         Ended        Ended       Ended   |
                          September     September    September   September |
                           30, 1995      30, 1994      30, 1995   30, 1994 |
                                                                           |
PER SHARE OF COMMON STOCK -                                                |
  PRIMARY                                                                  |
                                                                           |
Income (loss) before                                                       |
  preferred dividends      $ 18,122      $ 13,441      $ 25,173   $ 21,355 |
 Provision for preferred                                                   |
   dividends                   -             -             -          -    |
 Net interest expense                                                      |
   reduction(1)                 496           743         1,699      1,396 |
Net income (loss) applicable                                               |
  to common stock          $ 18,618      $ 14,184      $ 26,872   $ 22,751 |
                                                                           |
Weighted average shares                                                    |
  outstanding during period  12,068        12,000        12,068     12,000 |
 Options and warrants in                                                   |
   excess of 20% limit        2,228         2,309         2,228      2,043 |
Weighted average shares                                                    |
  outstanding during period  14,296        14,309        14,296     14,043 |
                                                                           |
 Net income per common                                                     |
  share                    $   1.30      $   0.99      $   1.88   $   1.62 |
                                                                           |
                                                                           |
PER SHARE OF COMMON STOCK                                                  |
  ASSUMING FULL DILUTION                                                   |
                                                                           |
Income (loss) before preferred                                             |
  dividends                $ 18,122      $ 13,441      $ 25,173   $ 21,355 |
 Plus: Net interest expense                                                |
   reduction (1)                465           689         1,373      1,246 |
Net income (loss)          $ 18,587      $ 14,130      $ 26,546   $ 22,601 |
                                                                           |
                                                                           |
Weighted average shares                                                    |
  outstanding during period  12,068        12,000        12,068     12,000 |
Options and warrants in                                                    |
  excess of 20% limit (1)     2,228         2,309         2,228      2,043 |
                                                                           |
Fully diluted shares                                                       |
  outstanding                14,296        14,309        14,296     14,043 |
                                                                           |
Net income per common share                                                |
  assuming full dilution   $   1.30      $   0.99      $   1.86   $   1.61 |


                                                                   Exhibit 11

LONE STAR INDUSTRIES, INC. AND CONSOLIDATED SUBSIDIARIES
Computation of Earnings Per Common Share (Unaudited)
(In Thousands Except Per Share Amounts)


                                      Predecessor Company

                                             For the
                                          Three Months
                                              Ended
                                            March 31,
                                              1994


PER SHARE OF COMMON STOCK - PRIMARY

Income (loss) before preferred dividends    ($23,118)
 Provision for preferred dividends             1,278
 Net interest expense reduction (1)             -
Net income (loss) applicable to
  common stock                              ($24,396)

Weighted average shares outstanding
  during period                                 -
 Options and warrants in excess of
   20% limit                                    -
Weighted average shares outstanding
  during period                                n/m (2)

 Net income per common share                   n/m (2)


PER SHARE OF COMMON STOCK ASSUMING
  FULL DILUTION

Income (loss) before preferred
  dividends                                 ($23,118)
 Plus: Net interest expense
   reduction (1)                                -
Net income (loss)                           ($23,118)


Weighted average shares outstanding
  during period                                n/m
Options and warrants in excess of
  20% limit (1)                                 -
                                             _______
Fully diluted shares outstanding               n/m (2)

Net income per common share assuming         _______
  full dilution                                n/m (2)


(1)	Due to the fact that the Company's aggregate number of common stock equivalents is in excess of 20% of its outstanding common stock, primary and fully diluted earnings per share has been calculated using the modified treasury stock method for the three and nine months ended
September 30, 1995 and the three and six months ended September 30,
1994.
(2)	Earnings per share for the three months ended March 31, 1994 are not meaningful due to reorganization and revaluation entries and the issuance of 12 million shares of new common stock. Earnings per share amounts for the Successor Company are not comparable to those of the Predecessor Company.